Exhibit 99.1

Soluna Announces Date of Second Quarter 2026 Earnings Call

Company to host conference call on August 13, 2026 at 5:00 PM ET

ALBANY, NY — July 30, 2026 — Soluna Holdings, Inc. (“Soluna”) (Nasdaq: SLNH), a developer of green data centers for intensive computing applications, including AI and Bitcoin mining, today announced it will release its second quarter 2026 financial results on Thursday, August 13, 2026, and host a conference call and webcast beginning at 5:00 PM ET.

Conference Call and Webcast Details

Date: Thursday, August 13, 2026

Time: 5:00 PM ET

Webcast link: Register here

Phone Dial-In with Live Q&A: Register here

The webcast will be recorded, and the replay will be accessible shortly after the event at www.solunacomputing.com/investors.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS™ helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

LinkedIn: linkedin.com/company/solunaholdings

X (formerly Twitter): x.com/solunaholdings

YouTube: youtube.com/c/solunacomputing

Newsletter: bit.ly/solunasubscribe

Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact

Investor Relations

ir@soluna.io